UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2006

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Amendments to Material Definitive Agreements

On May 17, 2006, SYNNEX Corporation (the “Company”) entered into Amendment No. 9 dated May 17, 2006 to its Amended and Restated Credit Agreement dated July 9, 2002 by and among the Company, General Electric Capital Corporation and Bank of America, N.A. (the “Credit Agreement Amendment”). The Credit Agreement Amendment (i) allows the Company to request standby letters of credit from the Lenders identified therein and (ii) provides consent for SYNNEX de Mexico, S.A. de C.V. (“SYNNEX Mexico”), a subsidiary of the Company, to enter into a term loan agreement with certain lenders and for the Company to issue a guaranty in connection with such term loan, subject to certain requirements and restrictions.

On May 17, 2006, the Company entered into Amendment No. 5 dated May 17, 2006 to its Amended and Restated Receivables Transfer Agreement and Amended and Restated Receivables Purchase and Servicing Agreement each dated August 30, 2002 by and among the Company, SIT Funding Corporation, Manhattan Asset Funding Company LLC, Sumitomo Mitsui Banking Corporation, SMBC Securities, Inc. and General Electric Capital Corporation (the “Receivables Agreement Amendment”). The Receivables Agreement Amendment provides consent for SYNNEX Mexico to enter into a term loan agreement with certain lenders and for the Company to issue a guaranty in connection with such term loan, subject to certain requirements and restrictions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 17, 2006, SYNNEX Mexico signed a term loan agreement (the “Term Loan”), which agreement became effective on May 18, 2006, with Deutsche Bank Mexico, S.A. as administrative agent, Bank of America Mexico, S.A. as a lender and certain other lenders who may become parties to the Term Loan (collectively, the “Lenders”). Under the Term Loan, the Lenders will provide loans to SYNNEX Mexico through September 30, 2006 of an aggregate commitment amount equaling the lesser of (i) MXP $221,400,000 (which amount may be increased as described below) or (ii) the aggregate purchase prices for the purchase by SYNNEX Mexico of certain computer and software related equipment. The aggregate commitment amount may be increased to an amount not to exceed MXP $830,250,000 pursuant to the terms of the Term Loan. The interest rate for any unpaid principal amount will be the Equilibrium Interbank Interest Rate, plus 2.00% per annum. The final maturity date for repayment of any unpaid principal is November 24, 2009. The Term Loan also contains customary financial covenants.

In connection with this program, the Company issued a guarantee of SYNNEX Mexico’s performance of its obligations under the program.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 9 dated May 17, 2006 to Amended and Restated Credit Agreement dated July 9, 2002 by and among the Company, General Electric Capital Corporation and Bank of America, N.A.

10.2	Amendment No. 5 dated May 17, 2006 to Amended and Restated Receivables Transfer Agreement and Amended and Restated Receivables Purchase and Servicing Agreement each dated August 30, 2002 by and among the Company, SIT Funding Corporation, Manhattan Asset Funding Company LLC, Sumitomo Mitsui Banking Corporation, SMBC Securities, Inc. and General Electric Capital Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2006

SYNNEX CORPORATION

By:	/s/ Dennis Polk
Dennis Polk Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 9 dated May 17, 2006 to Amended and Restated Credit Agreement dated July 9, 2002 by and among the Company, General Electric Capital Corporation and Bank of America, N.A.

10.2	Amendment No. 5 dated May 17, 2006 to Amended and Restated Receivables Transfer Agreement and Amended and Restated Receivables Purchase and Servicing Agreement each dated August 30, 2002 by and among the Company, SIT Funding Corporation, Manhattan Asset Funding Company LLC, Sumitomo Mitsui Banking Corporation, SMBC Securities, Inc. and General Electric Capital Corporation.